Exhibit 99.1

SERES THERAPEUTICS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS AND

PROVIDES BUSINESS UPDATES

Following constructive FDA feedback, Seres is finalizing its SER-155 Phase 2 study protocol for the prevention of bloodstream infections in adults undergoing allogeneic hematopoietic stem cell transplant for the treatment of hematological malignancies

Efforts are ongoing to obtain capital and other resources to support SER-155 Phase 2 study;

pending securing funding, interim clinical results anticipated within 12 months of study initiation

Ongoing investigator-sponsored study in immune checkpoint related enterocolitis expected to inform broader SER-155 opportunity; initial study results anticipated in early 2026

Seres recently implemented actions to reduce operating costs; based on these actions and current operating plans, Seres expects to fund operations through Q2 2026

CAMBRIDGE, Mass.- November 5, 2025 — Seres Therapeutics, Inc. (Nasdaq: MCRB), (Seres or the Company), a leading live biotherapeutics company, today reported third quarter 2025 financial results and provided business updates.

“Following constructive feedback from the FDA, we are working to finalize our SER-155 Phase 2 study protocol for the prevention of bloodstream infections in adults undergoing allogeneic hematopoietic stem cell transplant (allo-HSCT) for hematological malignancies,” said Thomas DesRosier and Marella Thorell, co-Chief Executive Officers of Seres. “As we prepare for the next phase of SER-155 development, we continue our efforts aimed at securing the funding needed to conduct the Phase 2 study. We expect to be ready to rapidly operationalize the study once financing is in place, and we expect to obtain interim efficacy and safety results within 12 months of the study start. If these results are consistent with our prior successful Phase 1b study, and supportive of continued development, we believe this milestone should be a significant value-creating event for the Company and shareholders. Based on our on-going engagement with the medical community and assessment of the commercial landscape, we remain highly enthusiastic about the broad potential for SER-155—in allo-HSCT and other medically vulnerable populations.”

Mr. DesRosier and Ms. Thorell continued, “In addition to SER-155 development in allo-HSCT, we are expanding our understanding of the broader SER-155 therapeutic opportunity through an ongoing investigator-sponsored study in immune checkpoint related enterocolitis, initiated by the investigator at Memorial Sloan Kettering Cancer Center, and we look forward to obtaining initial efficacy results in early 2026. Additionally, during the third quarter, we implemented cost-reduction measures, including decreasing our workforce. Considering these actions and our current operating plans, we expect to fund operations through the second quarter of 2026, providing flexibility to advance our strategic priorities.”

Recent Highlights

SER-155 and Bloodstream Infection (BSI) Prevention

•

Efforts are ongoing to obtain capital and other resources to support the SER-155 Phase 2 study. The Company is evaluating a range of potential deal structures that could leverage Seres’ live biotherapeutics expertise and success, as demonstrated by bringing VOWST™, the first FDA-approved oral microbiome therapeutic, from early development through FDA approval.

•

The Company received constructive feedback from the FDA during the third quarter and is working to finalize the planned Phase 2 study protocol for SER-155 in allo-HSCT, which previously received Breakthrough Therapy designation. The study is expected to enroll approximately 248 participants and incorporate an adaptive design and an interim data analysis when approximately half of the enrolled participants have reached the primary endpoint. The Company expects to obtain the interim clinical results within 12 months following study initiation, which it believes will facilitate timely engagement with the FDA on the design of a Phase 3 study, and inform development in adjacent medically vulnerable patient populations. The Company believes that positive results from the Phase 2 study, if achieved, could create significant value and enable advancement into a single Phase 3 trial to support registration.

•

In the third quarter, CARB-X (Combating Antibiotic-Resistant Bacteria Biopharmaceutical Accelerator), a global non-profit partnership accelerating antibacterial products to address drug-resistant bacteria, awarded Seres a grant of up to $3.6 million, representing the second grant the Company has received from CARB-X. The funds will support the development of an oral liquid formulation of SER-155, potentially expanding patient access for medically vulnerable populations who cannot be dosed with oral capsules.

•

In October, Seres presented an oral presentation at IDWeek 2025. The presentation included new post-hoc analysis from the completed SER-155 Phase 1b study describing differences between the SER-155 and placebo groups, including the bacterial and fungal organisms causing BSIs, BSI event clinical outcomes, antibacterial prophylaxis use, and patterns of antimicrobial resistance (AMR) among the bacterial BSI organisms. These new data illustrated that BSIs occurred despite antibacterial prophylaxis, and that BSI bacteria exhibited AMR. Resistance to multiple antibacterial agents was observed only in the BSI bacteria from placebo-treated participants, two of whom had fatal outcomes related to their BSIs. These new data further support the potential of SER-155 as an innovative alternative approach to the significant unmet medical need for prevention of BSIs in HSCT patients, especially those BSIs associated with AMR that increase the risk of morbidity and mortality.

Development of Biotherapeutics for the Treatment of Inflammatory and Immune Diseases

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The Company is collaborating with Memorial Sloan Kettering Cancer Center on an investigator-sponsored trial (IST) which is evaluating SER-155 in participants with immune checkpoint related enterocolitis (irEC). Enrollment is anticipated to be completed by the end of 2025, with clinical readout expected in early 2026. IrEC is among the most frequent and severe immune-related adverse events (irAEs) in recipients of immune checkpoint-inhibitor therapy and can be observed in up to 50% of patients, with rates varying based on cancer drug and treatment regimen. Immune checkpoint inhibitors can cause a wide range of irAEs with links to T cell biology and epithelial barrier inflammation, both of which are biological functions shown in our preclinical and clinical pharmacology data to be positively impacted by SER-155. Supportive data from this IST could provide further support for the expansion of indications that may be well suited for our biotherapeutic approach.

•

Seres continues to explore potential R&D partnerships to advance development of its investigational live biotherapeutics in inflammatory and immune diseases, including ulcerative colitis and Crohn’s disease.

Financial Results

The Company has classified all historical operating results for the VOWST business within discontinued operations in the consolidated statements of operations for the comparative periods presented (three and nine months ended September 30, 2024). There is no activity in the current period related to discontinued operations.

•

Seres reported net income from continuing operations of $8.2 million for the third quarter of 2025, as compared to a net loss from continuing operations of $51.0 million for the same period in 2024. The net income of $8.2 million is comprised primarily of a $22.5 million loss from operations offset by a $27.2 million gain on sale of VOWST resulting primarily from the $25 million installment payment received, as expected, from Nestle during the third quarter. The net loss of $51.0 million in 2024 is primarily comprised of a $29.2 million loss from operations plus a $23.4 million loss on the extinguishment of the Oaktree debt, which was retired at completion of the VOWST sale in September 2024.

•

Research and development (R&D) expenses for the third quarter of 2025 were $12.6 million, compared with $16.5 million for the third quarter of 2024. The decrease in R&D expenses was primarily driven by a decrease in personnel and related costs, a decrease in platform investments, and a reduction in clinical expenses resulting from completion of the SER-155 Phase 1b study.

•

General and administrative (G&A) expenses for the third quarter of 2025 were $9.5 million, compared with $12.7 million for the third quarter of 2024. The decrease in G&A expenses was primarily a result of lower personnel and related expenses, including IT-related expenses.

•

Manufacturing services expenses were $0.7 million for the third quarter of 2025. These costs relate to the provision of manufacturing services under the Transition Services Agreement (TSA) with Nestlé, which began in the fourth quarter of 2024. The reimbursement received from Nestlé related to these expenses is recognized in other income.

Cash Runway

As of September 30, 2025, Seres had $47.6 million in cash and cash equivalents. Based on the Company’s current cash position, VOWST transaction-related obligations, and current operating plans, the Company expects to fund operations through the second quarter of 2026. The Company continues to evaluate further opportunities to extend its cash runway.

Conference Call Information

Seres’ management will host a conference call today, November 5, 2025, at 8:30 a.m. ET. The conference call may be accessed by calling 1-800-715-9871 (international callers dial 1-646-307-1963) and referencing the conference ID number 8471287. To join the live webcast, please visit the “Investors and News” section of the Seres website at www.serestherapeutics.com. A webcast replay will be available on the Seres website shortly after the event and will be archived for at least 21 days.

About SER-155

SER-155 is an investigational, oral, live biotherapeutic designed to decolonize gastrointestinal (GI) pathogens, improve epithelial barrier integrity, and induce immune homeostasis, to prevent bacterial bloodstream infections, including those that can harbor antimicrobial resistance (AMR), as well as other pathogen associated negative clinical outcomes, in patients undergoing allogeneic hematopoietic stem cell transplantation (allo-HSCT).

SER-155 has been evaluated in a Phase 1b placebo-controlled study in patients undergoing allo-HSCT, which demonstrated a significant reduction in both bacterial bloodstream infections (BSIs) (77% relative risk reduction) and systemic antibiotic exposure, as well as lower incidence of febrile neutropenia. SER-155 has received Breakthrough Therapy designation for the reduction of bloodstream infections in adults undergoing allo-HCST and Fast Track designation for reducing the risk of infection and graft-versus-host disease in patients undergoing allo-HCST. The early development of the program was supported by Combating Antibiotic-Resistant Bacteria Biopharmaceutical Accelerator (CARB-X), a global non-profit partnership accelerating antibacterial products to address drug-resistant bacteria.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage company focused on improving patient outcomes in medically vulnerable populations through novel live biotherapeutics. Seres led the successful development and approval of VOWST™, the first FDA-approved orally administered microbiome therapeutic, which was sold to Nestlé Health Science in September 2024. The Company is developing SER-155, which has received Breakthrough Therapy designation for the reduction of bloodstream infections in adults undergoing allo-HSCT and Fast Track designation for reducing the risk of infection and graft-versus-host disease in adults undergoing allo-HSCT, and which has demonstrated a significant reduction in bloodstream infections and related complications (as compared to placebo) in a Phase 1b clinical study in patients undergoing allo-HSCT. SER-155 and the Company’s other pipeline programs are designed to target multiple disease-relevant pathways and are manufactured from standard clonal cell banks via cultivation, rather than from the donor-sourced production process used for VOWST. In addition to allo-HSCT, the Company intends to evaluate SER-155 and other cultivated live biotherapeutic candidates in other medically vulnerable patient populations including autologous-HSCT patients, cancer patients with neutropenia, CAR-T recipients, individuals with chronic liver disease, solid organ transplant recipients, as well as patients in the intensive care unit and long-term acute care facilities. For more information, visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about: the design, timing and results of our clinical studies and data readouts; current or future product candidates and their potential benefits; clinical development plans and commercial opportunities; communications with, feedback from, or submissions to the FDA; operating plans; cost reduction actions and their anticipated benefits; our cash runway; our ability to secure a strategic, R&D, or other partnership and/or generate or obtain additional capital, financing or other resources; our ability to operationalize a study upon receipt of any financing; our planned strategic focus; the anticipated timing of any of the foregoing; and other statements that are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) our need for additional funding; (2) our ability to continue as a going concern; (3) we have incurred significant losses, are not currently profitable and may never become profitable; (4) our cost reduction actions may not achieve their intended benefits, including an extended cash runway; (5) our limited operating history; (6) the expected payments from the VOSWT sale are subject to risks and uncertainties; (7) we may not be able to realize the anticipated benefits of the VOWST sale, and may face new challenges as a smaller, less diversified company; (8) we have in the past and may in the future receive notice of the failure to satisfy a continued listing rule from The Nasdaq Stock Market LLC; (9) our novel approach to therapeutic intervention; (10) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (11) our ability to achieve market acceptance necessary for commercial success; (12) the competition we will face; (13) our ability to protect our intellectual property; (14) our ability to manage our recent CEO transition, to retain key personnel and to manage our growth; and (15) disruptions at the FDA or other government agencies. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 6, 2025 and our Quarterly Report on Form 10-Q to be filed with the SEC on November 5, 2025, as well as our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$47,638	$30,793
Accounts receivable due from SPN - related party	426	2,068
Accounts receivable	351	—
Prepaid expenses and other current assets (1)	3,112	5,813

Total current assets	51,527	38,674
Property and equipment, net	8,578	11,534
Operating lease assets	74,669	80,903
Restricted cash	8,668	8,668
Other non-current assets	31	31

Total assets	$143,473	$139,810

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,677	$4,079
Accrued expenses and other current liabilities	6,382	10,719
Accrued liabilities due to SPN - related party	4,450	17,750
Operating lease liabilities	9,920	8,674

Total current liabilities	22,429	41,222
Operating lease liabilities, net of current portion	75,333	82,966
Other long-term liabilities	2,014	1,838

Total liabilities	99,776	126,026

Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized at September 30, 2025 and December 31, 2024; no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 360,000,000 shares authorized at September 30, 2025 and December 31, 2024; 8,764,664 and 8,650,227 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	1,000,756	991,874
Accumulated other comprehensive loss	—	—
Accumulated deficit	(957,068)	(978,099)

Total stockholders’ equity	43,697	13,784

Total liabilities and stockholders’ equity	$143,473	$139,810

[1]

Includes $53 as of September 30, 2025 and $2,683 as of December 31, 2024 of unbilled receivable from SPN (related party) related to certain costs of the transition services performed by the Company. See Note 3, Discontinued Operations and TSA, for further details.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Grant revenue	351	—	351	—

Total revenue	351	—	351	—
Operating expenses:
Research and development expenses	12,616	16,460	37,376	51,759
General and administrative expenses	9,476	12,710	31,617	40,721
Manufacturing services	736	—	5,952	—

Total operating expenses	22,828	29,170	74,945	92,480

Loss from operations	(22,477)	(29,170)	(74,594)	(92,480)

Other income (expense):
Gain on sale of VOWST Business	27,222	—	79,588	—
Interest income	618	652	1,782	3,530
Other income (expense) (2)	2,841	(22,517)	14,255	(21,184)

Total other income (expense), net	30,681	(21,865)	95,625	(17,654)

Net income (loss) from continuing operations	$8,204	$(51,035)	$21,031	$(110,134)
Net income from discontinued operations, net of tax	$—	$139,811	$—	$125,907

Net income and comprehensive income	$8,204	$88,776	$21,031	$15,773

Net income (loss) from continuing operations per share attributable to common stockholders - basic	$0.94	$(6.69)	$2.41	$(14.68)
Net income from discontinued operations per share attributable to common stockholders - basic	$—	$18.32	$—	$16.78

Net income per share attributable to common stockholders - basic	$0.94	$11.63	$2.41	$2.10
Net income (loss) from continuing operations per share attributable to common stockholders - diluted	$0.94	$(6.69)	$2.40	$(14.68)
Net income from discontinued operations per share attributable to common stockholders - diluted	$—	$18.32	$—	$16.78

Net income per share attributable to common stockholders - diluted	$0.94	$11.63	$2.40	$2.10
Weighted average common shares outstanding - basic	8,758,692	7,632,242	8,735,418	7,504,763
Weighted average common shares outstanding - diluted	8,771,519	7,632,242	8,744,797	7,504,763

[2]	Includes $2,028 and $11,827 for the three and nine months ended September 30, 2025 related to reimbursement received from SPN (related party) for transition services provided by the Company.

Investor and Media Contact:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com